Exhibit 24

POWERS OF ATTORNEY

WITNESSETH, that each of the undersigned directors or officers of FIRST CITIZENS BANCORPORATION INC. (“Bancorp”), a South Carolina corporation, by his or her execution hereof, hereby constitutes and appoints each of JIM B. APPLE, CRAIG L. NIX and CHARLES D. COOK, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place and stead, to execute and sign his or her name to Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2004, which is to be filed by Bancorp with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, granting unto each said attorney-in-fact full power and authority, acting jointly or severally, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date
/S/ Jim B. Apple	Chairman, President and Chief Executive Officer (principal executive officer)	January 27, 2005
Jim B. Apple

/S/ Craig L. Nix	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 27, 2005
Craig L. Nix

/S/ Carmen Holding Ames	Director	January 27, 2005
Carmen Holding Ames

/S/ Richard W. Blackmon	Director	January 27, 2005
Richard W. Blackmon

/S/ Peter M. Bristow	Executive Vice President, Chief Operating Officer and Director	January 27, 2005
Peter M. Bristow

/S/ George H. Broadrick	Director	January 27, 2005
George H. Broadrick

/S/ Walter C. Cottingham	Director	January 27, 2005
Walter C. Cottingham

/S/ David E. Dukes	Director	January 27, 2005
David E. Dukes

/S/ M. Craig Garner, Jr.	Director	March 3, 2005
M. Craig Garner, Jr.

/S/ William E. Hancock III	Director	January 27, 2005
William E. Hancock III

/S/ Robert B. Haynes	Director	January 27, 2005
Robert B. Haynes

/S/ Wycliffe E. Haynes	Director	January 27, 2005
Wycliffe E. Haynes

/S/ Lewis M. Henderson	Director	January 27, 2005
Lewis M. Henderson

/S/ Frank B. Holding	Vice Chairman	January 27, 2005
Frank B. Holding

/S/ Kevin B. Marsh	Director	March 3, 2005
Kevin B. Marsh

/S/ Charles S. McLaurin III	Director	January 27, 2005
Charles S. McLaurin III

/S/ N. Welch Morrisette, Jr.	Director	January 27, 2005
N. Welch Morrisette, Jr.

/S/ E. Perry Palmer	Director	January 27, 2005
E. Perry Palmer

/S/ William E. Sellars	Director	January 27, 2005
William E. Sellars

/S/ Henry F. Sherrill	Director	January 27, 2005
Henry F. Sherrill